Exhibit B

JOINT FILING AGREEMENT

The undersigned hereby agree that this Schedule 13D/A, dated June 22, 2020, amends the Schedule 13D previously filed on November 15, 2013 (as amended by Amendment No. 1 filed on November 23, 2016, Amendment No. 2 filed on May 15, 2018 and by this Schedule 13D/A, the “Schedule 13D”), which constitutes (i) Amendment No. 3 with respect to Stone Point Capital LLC, Trident V, L.P., Trident Capital V, L.P., Trident V Parallel Fund, L.P. and Trident V Professionals Fund, L.P., (ii) Amendment No. 2 with respect to Trident Public Equity LP and Trident Public Equity GP LLC and (iii) Amendment No. 1 with respect to Trident Capital V-PF, L.P. and Stone Point GP Ltd., with respect to the ordinary shares, par value $1.00 per share, of Enstar Group Limited, a Bermuda company, is, and any subsequent amendments thereto executed by each of the undersigned shall be, filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, and this Agreement shall be included as an Exhibit to this Schedule 13D/A and each such subsequent amendment to the Schedule 13D. Each of the undersigned agrees to be responsible for the timely filing of any subsequent amendments to the Schedule 13D, and for the completeness and accuracy of the information concerning itself contained therein. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this Joint Filing Agreement as of the 22nd day of June, 2020.

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Date: June 22, 2020	TRIDENT V, L.P.

	By:	Trident Capital V, L.P., its sole general partner
	By:	DW Trident V, LLC, a general partner

	By:	/s/ Jacqueline Giammarco
	Name:	Jacqueline Giammarco
	Title:	Vice President

TRIDENT CAPITAL V, L.P.

	By:	DW Trident V, LLC, a general partner

	By:	/s/ Jacqueline Giammarco
	Name:	Jacqueline Giammarco
	Title:	Vice President

TRIDENT V PARALLEL FUND, L.P.

By:	Trident Capital V-PF, L.P., its sole general partner
By:	DW Trident V, LLC, a general partner

By:	/s/ Jacqueline Giammarco
Name:	Jacqueline Giammarco
Title:	Vice President

TRIDENT CAPITAL V-PF, L.P.

By:	DW Trident V, LLC, a general partner

By:	/s/ Jacqueline Giammarco
Name:	Jacqueline Giammarco
Title:	Vice President

TRIDENT V PROFESSIONALS FUND, L.P.

By:	Stone Point GP Ltd., its sole general partner

By:	/s/ Jacqueline Giammarco
Name:	Jacqueline Giammarco
Title:	Vice President

STONE POINT GP LTD.

By:	/s/ Jacqueline Giammarco
Name:	Jacqueline Giammarco
Title:	Vice President

STONE POINT CAPITAL LLC

By:	/s/ Jacqueline Giammarco
Name:	Jacqueline Giammarco
Title:	Chief Compliance Officer

TRIDENT PUBLIC EQUITY LP

By:	Trident Public Equity GP LLC, its general partner

By:	/s/ Sally DeVino
Name:	Sally DeVino
Title:	Vice President

TRIDENT PUBLIC EQUITY GP LLC

By:	/s/ Sally DeVino
Name:	Sally DeVino
Title:	Vice President